UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2008
LoopNet, Inc.
(Exact name of registrant as specified in its charter)
000-52026
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0463987 (I.R.S. Employer Identification No.)
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of principal executive offices, with zip code)
(415) 243-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e)      On January 9, 2008, the compensation committee (the “Compensation Committee”) of board of directors of LoopNet, Inc. (the “Company”), approved the following matters: (i) the amount of incentive bonuses under the Company’s cash bonus plan for the Company’s fiscal year 2007, (ii) increases in the base salaries for the Company’s executive officers for fiscal year 2008, effective January 1, 2008, (iii) the grant of stock option awards to the Company’s executive officers, and (iv) the establishment of a fiscal year 2008 bonus plan. The 2008 bonus plan will be in a form substantially similar to the 2007 bonus plan and all of the Company’s executive officers will be entitled to participate in the plan with bonus levels set at ranges of a minimum of 25% of base salary to a maximum for certain officers of 80% of base salary. The plan will have certain specific corporate performance targets including budgeted revenue, EBITDA and net income targets as well as individual performance objectives.
     The following table shows the fiscal year 2007 bonus amounts, fiscal year 2008 base salaries, and stock option award grants approved by the Compensation Committee for the Company’s principal executive officer, principal financial officer and other named executive officers:

	2008 Base	2007 Bonus	Stock Option
Name/Title	Salary ($)	Amount ($)	Award (#) (1)
Richard J. Boyle, Jr.
President, Chief Executive	$350,000	$165,000	90,000
Officer, and Chairman of the
Board of Directors

Thomas Byrne
Chief Marketing Officer and	$260,350	$160,000	65,000
Senior Vice President,
Marketing and Sales

Brent Stumme
Chief Financial Officer and	$260,350	$140,000	65,000
Senior Vice President,
Finance and Administration

Jason Greenman
Chief Product Officer and	$240,720	$110,000	60,000
Senior Vice President,
Business and Product
Development

Wayne Warthen
Chief Technology Officer and	$230,460	$75,000	60,000
Senior Vice President,
Information Technology

(1)	The stock option awards were made under the Company’s 2006 Equity Incentive Plan, with each such option to purchase common stock having an exercise price of $11.06 per share which is equal to the closing price of the Company’s common stock on the date of grant. The options to purchase common stock have a seven-year term and shall vest at a rate of 1/48th per month from the date of grant, so long as the recipient of such option remains an employee of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LoopNet, Inc.
Date: January 14, 2008	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration